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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------


                                   FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              -------------------


Date of Report (Date of earliest event reported): January 18, 2001


                            MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)



Delaware                                 0-22154               52-1469385
(STATE OR OTHER JURISDICTION OF        (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)      IDENTIFICATION NUMBER)


                           2115 East Jefferson Street
                           Rockville, Maryland 20852
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (301) 984-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

         As previously reported, on December 21, 2000, Manugistics Group, Inc. ("Manugistics") through its wholly-owned subsidiary, Manu Acquisition Corp., a Delaware corporation, acquired all of the then outstanding capital stock of Talus Solutions, Inc. ("Talus"), a Delaware corporation, in a stock-for-stock merger (such transaction being referred to as the "Merger") pursuant to a certain Agreement and Plan of Merger dated as of September 21, 2000. Talus, headquartered in Atlanta, Georgia, is a provider of Pricing and Revenue Optimization (PRO) products and services. Manugistics is filing the following supplemental information relating to the acquisition.

(a)     Pro Forma Financial Information


                            MANUGISTICS GROUP, INC.

                        PRO FORMA FINANCIAL INFORMATION
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

     Manugistics completed its acquisition of Talus on December 21, 2000. The acquisition will be accounted for as a purchase.

     The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition had been consummated as of November 30, 2000. The unaudited pro forma combined condensed statements of operations for nine months ended November 30, 2000 and the fiscal year ended February 29, 2000, have been prepared as if the acquisition had occurred on March 1, 1999, and combines Manugistics' and Talus' statements of operations.

     Adjustments have been made to Talus' financial statements to conform to Manugistics' presentation. Manugistics has a fiscal year end of February 28 or 29 and Talus has a fiscal year end of December 31. The twelve month period ended December 31, 1999 for Talus was combined with the twelve month period ended February 29, 2000 for Manugistics. The unaudited balance sheet for Talus as of September 30, 2000 was combined with the unaudited balance sheet for Manugistics as of November 30, 2000. The unaudited pro forma combined statement of operations includes the nine month period ended September 30, 2000 for Talus combined with the nine month period ended November 30, 2000 for Manugistics.

     The unaudited pro forma combined condensed financial information has been prepared using the purchase method of accounting whereby the assets and liabilities of Talus are adjusted to estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocation of the purchase price is subject to final determination based upon estimates and other evaluations of fair market value, identification and valuation of identifiable intangible assets. Therefore, the allocations reflected in the following unaudited pro forma combined condensed financial information may differ from the amounts ultimately determined.

     The method of combining historical financial statements for the preparation of the unaudited pro forma combined condensed financial statements is for presentation only. Actual statements of operations of the companies will be consolidated commencing on the date of acquisition. The unaudited pro forma combined condensed financial information does not purport to represent what Manugistics' operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project Manugistics' results of operation or financial position for any future period or date.

     In the opinion of management, all material adjustments necessary to reflect the acquisition of Talus by Manugistics have been made. The accompanying unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both Manugistics and Talus.

     The "As Adjusted" column reflects the issuance of a total of $250.0 million 5% convertible subordinated notes in October and November 2000.

     The accompanying pro forma financial information reflects the impact of Manugistics' stock split completed on December 7, 2000.

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                            MANUGISTICS GROUP, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                NOVEMBER 30, 2000
                        (IN THOUSANDS, EXCEPT PAR VALUE)

                                  HISTORICAL    HISTORICAL    PRO FORMA      PRO FORMA
                                  MANUGISTICS     TALUS      ADJUSTMENTS    MANUGISTICS
                                  -----------   ----------   -----------    -----------
ASSETS
Current Assets:
  Cash and cash equivalents.....   $  25,779     $ 12,057                    $  37,836
  Marketable securities.........     254,995          274                      255,269
  Accounts receivable -- net....      72,094       10,526                       82,620
  Other current assets..........       6,314        1,307                        7,621
                                   ---------     --------                    ---------
      Total current assets......     359,182       24,164                      383,346
Property and equipment -- net...      14,529        4,506                       19,035
Noncurrent Assets:
  Software development
    costs -- net................      16,046           --                       16,046
  Intangibles and other
    assets -- net...............      18,210        1,703     $369,832 (c)     389,745
  Deferred tax asset............      26,165           --           -- (e)      26,165
                                   ---------     --------     --------       ---------
      Total assets..............   $ 434,132     $ 30,373     $369,832       $ 834,337
                                   =========     ========     ========       =========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
  Accounts payable..............   $   5,613     $  2,013     $  4,000 (c)   $  11,626
  Accrued compensation..........      12,761        4,337                       17,098
  Other current liabilities.....      18,902        2,933        3,786 (c)      26,539
                                                                   918 (h)
  Restructuring accruals........       1,674          918         (918)(h)       1,674
  Current portion of long-term
    debt........................          --        1,076                        1,076
  Deferred revenue..............      32,592          764                       33,356
                                   ---------     --------     --------       ---------
      Total current
         liabilities............      71,542       12,041        7,786          91,369
Long-term debt..................     250,116        1,836        2,102 (h)     254,054
Long-term restructuring
  accrual.......................       2,254        2,102       (2,102)(h)       2,254
ESOP put obligation.............          --        2,166       (2,166)(k)          --
Convertible redeemable preferred
  stock, $.0001 par value.......          --        7,162       (7,162)(c)          --
Common stock put warrant........          --          686           --             686
Stockholders' equity:
  Preferred stock...............          --            2           (2)(b)          --
  Common stock..................         116            2           (2)(b)         130
                                                                    14 (c)
  Additional paid-in-capital....     230,444       46,008      340,001 (c)     628,974
                                                               (46,008)(b)
                                                                58,529 (c)
  Accumulated deficit...........    (113,614)     (39,627)      39,627 (b)    (113,614)
  Treasury stock................        (717)      (2,005)       2,005 (b)        (717)
  Deferred compensation.........      (5,151)          --      (22,790)(c)     (27,941)
  Accumulated other
    comprehensive loss..........        (858)          --                         (858)
                                   ---------     --------     --------       ---------
      Total stockholders'
         equity.................     110,220        4,380      371,374         485,974
                                   ---------     --------     --------       ---------
      Total liabilities and
         stockholders' equity...   $ 434,132     $ 30,373     $369,832       $ 834,337
                                   =========     ========     ========       =========

 SEE NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.

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                            MANUGISTICS GROUP, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED NOVEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                              AS ADJUSTED
                                    HISTORICAL       HISTORICAL      PRO FORMA     PRO FORMA       AS          PRO FORMA
                                   MANUGISTICS(a)     TALUS(a)      ADJUSTMENTS   MANUGISTICS   ADJUSTED      MANUGISTICS
                                   --------------    ----------     -----------   -----------   --------      -----------
REVENUES:
  License fees...................     $ 90,290         $ 1,927                    $ 92,217                     $ 92,217
  Consulting, solution support
    and other services...........       88,375          29,963                     118,338                      118,338
                                      --------         -------                    --------                     --------
      Total revenues.............      178,665          31,890                     210,555                      210,555
                                      --------         -------                    --------                     --------
OPERATING EXPENSES:
  Cost of license fees...........       14,365              --                      14,365                       14,365
  Cost of consulting, solution
    support and other services...       39,636          18,142                      57,778                       57,778
  Sales and marketing............       78,844           6,357                      85,201                       85,201
  Product development............       25,179           6,971                      32,150                       32,150
  General and administrative.....       16,282           7,503        68,544 (a)(d) 92,329                       92,329
  Restructuring income...........           --            (211)                       (211)                        (211)
  Non-cash stock compensation
    expense......................       14,638 (i)         650         5,698 (g)    20,986                       20,986
                                      --------         -------      --------      --------                     --------
      Total operating expenses...      188,944          39,412        74,242       302,598                      302,598
                                      --------         -------      --------      --------                     --------
  Loss from operations...........      (10,279)         (7,522)      (74,242)      (92,043)                     (92,043)
  Other income(expense) -- net...         1,021            690                       1,711     $(10,200)(l)      (8,489)
  Increase in common stock put
    warrant......................           --            (590)          590 (j)        --                           --
                                      --------         -------      --------      --------     -------         --------
  Net loss before income taxes...       (9,258)         (7,422)      (73,652)      (90,332)    (10,200)        (100,532)
  Provision for income taxes.....        2,154              --            --         2,154          --            2,154
                                      --------         -------      --------      --------     -------         --------
  Net loss.......................     $(11,412)        $(7,422)     $(73,652)     $(92,486)   $(10,200)       $(102,686)
                                      ========         =======      ========      ========     =======         ========
  Net loss per share -- basic and
    diluted......................     $  (0.20)             --            --      $  (1.44)         --         $  (1.59)
  Shares used in share
    computation basic and
    diluted......................       57,378              --         7,026 (f)    64,404          --           64,404

 SEE NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.

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                           MANUGISTICS GROUP, INC.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED FEBRUARY 29, 2000
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                           As Adjusted
                                 Historical      Historical      Pro Forma      Pro Forma       As          Pro Forma
                                 Manugistics       Talus        Adjustments    Manugistics   Adjusted      Manugistics
                                 -----------   --------------   -----------    -----------   --------      -----------
REVENUES:
  License fees.................   $ 60,421        $    224                      $  60,645                   $  60,645
  Consulting, solution support
    and other services.........     92,012          37,626                        129,638                     129,638
                                  --------        --------                      ---------                   ---------
      Total revenues...........    152,433          37,850                        190,283                     190,283
                                  --------        --------                      ---------                   ---------
OPERATING EXPENSES:
  Cost of license fees.........     13,685             150                         13,835                      13,835
  Cost of consulting, solution
    Support and other
    services...................     44,346          30,369                         74,715                      74,715
  Sales and marketing..........     61,439           9,481                         70,920                      70,920
  Product development..........     29,150           7,305                         36,455                      36,455
  General and administrative...     15,837           6,098         92,458(d)      114,393                     114,393
  Restructuring expense (income)    (1,506)          3,956                          2,450                       2,450
  Non-cash stock compensation
    expense(i).................        --              --           7,597(g)        7,597                       7,597
                                  --------        --------       --------       ---------                   ---------
      Total operating
         expenses..............    162,951          57,359        100,055         320,365                     320,365
                                  --------        --------       --------       ---------                   ---------
  Loss from operations.........    (10,518)        (19,509)      (100,055)       (130,082)                   (130,082)
  Other income
    (expense) -- net...........      1,389             284            --            1,673    $(13,700)(l)     (12,027)
                                  --------        --------       --------       ---------    --------       ---------
  Net loss before income
    taxes......................     (9,129)        (19,225)      (100,055)       (128,409)    (13,700)       (142,109)
  Benefit for income taxes.....       (184)            --             --             (184)        --             (184)
                                  --------        --------       --------       ---------    --------       ---------
  Net loss.....................   $ (8,945)       $(19,225)     $(100,055)      $(128,225)   $(13,700)      $(141,925)
                                  ========        ========       ========       =========    ========       =========
  Net loss per share -- basic
    and diluted................   $  (0.16)            --             --        $   (2.07)        --        $   (2.29)
  Shares used in share
    computation basic and
    diluted....................     54,972             --         7,026(f)         61,998         --           61,998

SEE NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.


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



                            MANUGISTICS GROUP, INC.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

     The unaudited pro forma combined condensed financial information is based upon the following:

     (a) Talus' historical column for the nine months ended September 30, 2000 includes Talus' results of operations from January 1, 2000. Manugistics' historical column for the nine months ended November 30, 2000 includes Manugistics' results of operations from March 1, 2000.

     (b) Manugistics acquired all of the outstanding shares of Talus common stock in exchange for shares of Manugistics common stock. All series of Talus preferred stock were converted to Talus common stock using conversion ratios set forth in the Talus Certificate of Incorporation and acquired by Manugistics through the issuance of Manugistics common stock in connection with the merger. Talus had issued options to purchase Talus common stock to its employees and directors. These options were exchanged for options to acquire Manugistics common stock with the same terms as the original options (as adjusted for the exchange ratio set forth in the merger agreement). In addition, Talus had issued warrants to purchase Talus common stock to certain service providers and customers. These warrants were exchanged for Manugistics stock warrants with similar terms (as adjusted for the exchange ratio set forth in the merger agreement).

     Manugistics issued approximately 7.0 million shares of its common stock for all outstanding classes of Talus common and preferred stock as discussed above. Manugistics issued options and warrants for the purchase of approximately 1.4 million shares of Manugistics common stock in exchange for Talus options and warrants.

     In accordance with FASB Interpretation No. 44 (FIN 44) "Accounting for Stock Transactions involving Stock Compensation," the estimated fair value of Manugistics' stock options and warrants that are fully vested are included as part of the purchase price. Unearned (deferred) compensation has been recorded for unvested stock options to the extent that service is required subsequent to the consummation date of the acquisition in order to vest in the Manugistics stock option. The amount allocated to unearned (deferred) compensation has been based on the intrinsic value at the consummation date related to future vesting (service) period. The intrinsic value of the Manugistics' replacement awards allocated to unearned (de-ferred) compensation has been deducted from the estimated fair value of stock options awards for purposes of the allocation of the purchase price to the assets acquired.

     (c) Below is a table of the estimated acquisition cost (dollar amounts in thousands):

Manugistics stock to be issued (approximately 7.0 million
  shares)...................................................  $340,001
Manugistics stock options and warrants to be issued
  (approximately 1.4 million shares)........................    58,529
Estimated intrinsic value of unvested options at
  consummation date related to future service...............   (22,790)
Estimated acquisition fees..................................     4,000
                                                              --------
  Total estimated acquisition cost to be allocated..........  $379,740
                                                              ========
  Acquisition cost to be allocated..........................  $379,740
  Less: Historical cost basis of the following at September
     30, 2000
     Net assets of Talus....................................    (4,380)
     Preferred stock and ESOP put obligation................    (9,328)
  Adjustments to assets and liabilities
     Employment severance...................................     1,400
     Facility closures and relocation.......................     2,100
     Other..................................................       300
                                                              --------
Excess of purchase price over historical cost basis of net
  liabilities acquired......................................  $369,832
                                                              ========

     Manugistics is in the process of identifying the fair values of tangible and intangible assets that will be acquired. It is expected that the intangible assets will include the following: developed technology, assembled workforce, trademarks, customer base and goodwill. The intangible assets are expected to have estimated lives ranging from 2 to 5 years. The unaudited pro forma combined condensed financial information has assumed a composite life of 4 years for purposes of computing amortization expense.

     (d) The amortization expense is estimated using a composite average life of 4 years. See note (c). Acquisition-related expenses incurred by Talus prior to consummation have been eliminated since they are non-recurring.

     (e) Manugistics has not recorded an additional tax benefit in the unaudited pro forma combined condensed financial information because of the uncertainty as to the recoverability of the amounts. Any deferred tax liabilities that may result from the final valuation and allocation of the excess purchase price have not been recorded.

     (f) This represents the number of Manugistics shares of common stock issued in connection with the acquisition of Talus. Manugistics stock options and warrants issued in the acquisition have been excluded because the impact would be anti-dilutive.

     (g) This amount represents the amortization of the deferred compensation over the estimated average remaining vesting period, which is approximately 3 years. See notes (b) and (c).

     (h) This amount represents a reclassification of the restructuring accrual of Talus to the current and long-term liabilities of Manugistics.

     (i) The non-cash stock compensation expense of $14.6 million is recorded as a result of the July 1, 2000 effective date of FASB Interpretation No. 44. This $14.6 million is aggregated on a single line in the operating expenses and therefore is excluded from the individual operating expense lines to which the charge relates.

     The components of this expense are (dollar amounts in thousands):

Cost of consulting, solution support and other services.....  $ 4,864
Sales and marketing.........................................    4,349
Product development.........................................    4,103
General and administrative..................................    1,322
                                                              -------
  Non-cash stock compensation expense.......................  $14,638
                                                              =======

     (j) An adjustment for the fair value of approximately 14,000 Manugistics stock warrants will be recorded each quarter subsequent to the transaction. The amount of this fair value adjustment has not been estimated for purposes of this unaudited pro forma combined condensed financial information. See note (b).

     (k) An ESOP put obligation is recorded for a put right at $5.54 per share on approximately 390,000 shares of common stock, which relates to the termination of an employee stock ownership plan in 1999. This potential obligation is expected to expire no later than January 31, 2001. This pro forma financial information assumes that the ESOP put obligation will expire.

     (l) A 5% convertible subordinated note offering was completed in October and November 2000 in the total amount of $250.0 million. Interest expense totaling $9.3 million for the nine-month period ended November 30, 2000 and $12.5 millon for the year ended February 29, 2000 were also included. Amortization of the deferred financing cost and related interest of approximately $900,000 for the nine-month period ended November 30, 2000 and $1.2 million for the year ended February 29, 2000 is also included. See note
(e) for tax consideration.

      The pro forma statement of operations data does not include estimated interest income from the net proceeds received from the convertible debt offering. If the net proceeds from the convertible debt offering were assumed to be invested at Manugistics' historical investment rate of 5.13% and 5.40% for the year ended February 29, 2000 and the nine months ended November 30, 2000, respectively, pro forma loss and pro forma loss per basic and diluted share would have been $129,485 and $2.09, respectively, for the year ended February 29, 2000 and $92,865 and $1.44, respectively, for the nine months ended
November 30, 2000.

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


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 18th day of January, 2001.


                            MANUGISTICS GROUP, INC.


                            By: /s/ Raghavan Rajaji
                               ---------------------------------
                                  Raghavan Rajaji
                                  Executive Vice President and
                                  Chief Financial Officer


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